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Letter dated April 22, 2005
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Mark Shelley
Shelley International CPA
161 E. 1st St #1
Mesa, AZ 85201

April 22, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4.01(a) of Fuel Corporation of America's Form 8-K dated April 22, 2005, and have no disagreements with the disclosures.


Yours truly,

/s/ Mark Shelley
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Shelley International, CPA
Mesa, Arizona